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                                                          Exhibit 21.1

                          FIRST PACIFIC NETWORKS, INC.



             First Pacific Federal Systems, Inc.  (United States)


             First Pacific Networks International B.V.  (Netherlands)


             FPN U.K. Limited  (United Kingdom)

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